PEGLP – PEGI Lease Assignment
January 21 , 2016

Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT OF LANDLORD AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT OF LANDLORD AGREEMENT (this “Agreement”) is made effective as of January 1, 2016 (the “Effective Date”) by and between Pattern Energy Group LP, a Delaware limited partnership (“Assignor”) having an address at Pier 1, Bay 3, San Francisco, California 94111, Pattern Energy Group Inc., a Delaware corporation (“Assignee”) having an address at Pier 1, Bay 3, San Francisco, California 94111, and AMB Pier One, LLC, a California limited liability company (“Landlord”).

R E C I T A L S:

A.Assignor is the tenant under that certain Office Lease, dated as of September 9, 2009, between Landlord and Assignor (together with any amendments, modifications and/or supplements thereto, the “Lease”), with respect to that certain “Premises” as defined, described and depicted in the Lease (the “Premises”). Except as specifically defined herein, any and all capitalized terms herein shall have the meanings ascribed to such terms in the Lease.
B.Assignor desires to assign its interest under the Lease to Assignee, and Assignee has agreed to accept such assignment and to assume all of the obligations as tenant under the Lease, from and after the Effective Date, subject to all of the terms and conditions set forth in this Agreement.
C.Assignee is a company related to Assignor, and in connection with Assignor's internal restructuring, Assignor is assigning its rights under the Lease to Assignee and Assignee has agreed to assume Assignor's liabilities and obligations under the Lease.
D.Landlord agrees to accept the Substitute Security Deposit (as defined below) pursuant to Section 3 below, and provides consent to the assignment and assumption of rights and obligations otherwise provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, given the variety of factors and their totality, uniqueness, complexity, and interrelation, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (together, the “Parties”, and each sometimes a “Party”) hereby act and agree as follows:

A G R E E M E N T:
1.Assignment. From and after the Effective Date, Assignor hereby assigns, sets over, and transfers to Assignee, and Assignee hereby takes and accepts from Assignor, all of Assignor’s rights, title, and interest under and pursuant to the Lease and all other rights, benefits, and privileges accruing thereunder, subject to all of the terms and conditions set forth in this Agreement.
2.Assumption of Obligations and Liabilities by Assignee. From and after the Effective Date, Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and fulfill all of the terms, provisions, covenants, conditions, obligations and liabilities of Assignor under the Lease (including, without limitation, the making of all payments under the Lease as they

PEGLP – PEGI Lease Assignment
January 21 , 2016

become due and payable). Assignee agrees to be bound by all of the terms, provisions, covenants, conditions and obligations applicable to the “Tenant” or “Lessee” under the Lease.
3.Substitute Security Deposit. Promptly upon execution of this Agreement Assignee shall deliver to Landlord a letter of credit (the “Substitute Security Deposit”) in the amount of one hundred ninety-five thousand Dollars ($195,000) in satisfaction of the security deposit required under Section 5 of the Lease. Within three (3) business days of delivery of such Substitute Security Deposit Landlord agrees to return to the issuing bank the letter of credit delivered to Landlord by Assignee on or about July 13, 2013.
4.Consent and Release. Landlord hereby acknowledges and irrevocably consents to the assignment by Assignor of its rights, title and interest under and pursuant to the Lease and all other rights, benefits, and privileges accruing thereunder and the assumption by Assignee of all of the terms, provisions, covenants, conditions, obligations and liabilities of Assignor under the Lease. Landlord further agrees to release Assignor from all liability under the Lease accruing or arising on or after the Effective Date first shown above.
5.Execution of Counterparts. This Agreement may be executed in two or more counterparts, each counterpart being executed by less than all of the parties hereto, and shall be equally effective as if a single original had been signed by all parties; but, all such counterparts shall be deemed to constitute a single agreement and this Agreement shall not be or become effective, unless and until, each of the signatory Parties below have signed at least one such counterpart and caused the counterpart so executed to be delivered to the other Party.
6.Governing Law. This Agreement shall be deemed an agreement made under the laws of the State of California.
7.Binding Agreement. This Agreement is binding upon and shall inure to the benefit of all Parties hereto, and to their respective heirs, executors, administrators, predecessors, successors, assigns, parents and subsidiary corporations, divisions, officers, directors, partners, agents, attorneys, and employees, as applicable.
8.Authority. Each individual executing and delivering this Agreement on behalf of a Party hereby represents and warrants to the other Party that such individual has full right, power and authority to make such execution and delivery of this Agreement.
9.Recitals. The Recitals contained in this Agreement are true and correct, and are incorporated herein as of set forth in full.

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PEGLP – PEGI Lease Assignment
January 21 , 2016

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective representatives, thereunto duly authorized, as of the date first above written.

ASSIGNOR:
Pattern Energy Group LP, a Delaware limited partnership
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

ASSIGNEE:
Pattern Energy Group Inc., a Delaware corporation
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LANDLORD:
AMB Pier One, LLC, a California limited liability company
By:	/s/ Stephen T. Lueck
Name: Stephen T. Lueck
Title: Senior Vice President

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